EXHIBIT 21


                 THE BLACK & DECKER CORPORATION AND SUBSIDIARIES

                              LIST OF SUBSIDIARIES

Listed below are the subsidiaries of The Black & Decker Corporation as of December 31, 2004. Names of certain inactive, liquidated, or minor subsidiaries have been omitted.

Baldwin Hardware Corporation                                      UNITED STATES
Biesemeyer Manufacturing Corporation                              UNITED STATES
Black & Decker Abrasives Inc.                                     UNITED STATES
Black & Decker Inc.                                               UNITED STATES
Black & Decker (U.S.) Inc.                                        UNITED STATES
Black & Decker Funding Corporation                                UNITED STATES
Black & Decker Group Inc.                                         UNITED STATES
Black & Decker HealthCare Management Inc.                         UNITED STATES
Black & Decker Holdings Inc.                                      UNITED STATES
Black & Decker Holdings LLC                                       UNITED STATES
Black & Decker Investment Company                                 UNITED STATES
Black & Decker Investments LLC                                    UNITED STATES
Black & Decker Maryland LLC                                       UNITED STATES
Black & Decker (Ireland) Inc.                                     UNITED STATES
Black & Decker India Inc.                                         UNITED STATES
Black & Decker Investments (Australia) Limited                    UNITED STATES
Black & Decker (Puerto Rico) LLC                                  UNITED STATES
Delta International Machinery Corp.                               UNITED STATES
Devilbiss Air Power Company                                       UNITED STATES
Emglo Products LLC                                                UNITED STATES
Emhart Credit Corporation                                         UNITED STATES
Emhart Harttung Inc.                                              UNITED STATES
EII Maryland LLC                                                  UNITED STATES
Emhart Teknologies LLC                                            UNITED STATES
Kwikset Corporation                                               UNITED STATES
Momentum Laser, Inc.                                              UNITED STATES
Newfrey LLC                                                       UNITED STATES
Oldham Saw Co. Inc.                                               UNITED STATES
Porter-Cable Corporation                                          UNITED STATES
Porter-Cable Tool & Equipment Sales Co.                           UNITED STATES
Price Pfister Holdings Inc.                                       UNITED STATES
Price Pfister, Inc.                                               UNITED STATES

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Services Holdings Inc.                                            UNITED STATES
Shenandoah Insurance, Inc.                                        UNITED STATES
Weiser Lock Corporation                                           UNITED STATES
Black & Decker Argentina S.A.                                     ARGENTINA
Porter-Cable Argentina S.R.L.                                     ARGENTINA
Black & Decker (Australia) Pty. Ltd.                              AUSTRALIA
Black & Decker Distribution Pty. Ltd.                             AUSTRALIA
Black & Decker Finance (Australia) Ltd.                           AUSTRALIA
Black & Decker Holdings (Australia) Pty. Ltd.                     AUSTRALIA
Kwikset (Australasia) Pty. Ltd.                                   AUSTRALIA
Black & Decker Werkzeuge Vertriebs-Gesellschaft M.B.H             AUSTRIA
Black & Decker (Belgium) N.V.                                     BELGIUM
Black & Decker Do Brasil Ltda.                                    BRAZIL
Refal Industria e Comercio de Rebites e Rebitadeiras Ltda.        BRAZIL
Black & Decker Canada Inc.                                        CANADA
Black & Decker Holdings (Canada) Inc.                             CANADA
Jointech Corporation, Ltd.                                        CAYMAN ISLANDS
Wintech Corporation Limited                                       CAYMAN ISLANDS
Maquinas y Herramientas Black & Decker de Chile S.A.              CHILE
Anzi Masterfix Tool Ltd.                                          CHINA
Black & Decker (Suzhou) Co. Ltd.                                  CHINA
Black & Decker (Suzhou) Power Tools Co., Ltd.                     CHINA
Qingdao Sungun Power Tool Co., Ltd.                               CHINA
Shanghai Emhart Fastening Systems Ltd.                            CHINA
Wisetech (Suzhou) Industrial Co. Limited                          CHINA
Black & Decker de Colombia S.A.                                   COLOMBIA
Black & Decker (Czech) S.R.O.                                     CZECH REPUBLIC
Tucker S.R.O.                                                     CZECH REPUBLIC
Emhart Harttung A/S                                               DENMARK
Black & Decker de El Salvador, S.A. de C.V.                       EL SALVADOR
Black & Decker Oy                                                 FINLAND
Black & Decker Finance ScA.                                       FRANCE
Black & Decker (France) S.A.S.                                    FRANCE
DOM S.A.R.L.                                                      FRANCE
Emhart Fastening & Assembly SNC                                   FRANCE
Emhart S.A.R.L.                                                   FRANCE
BD Beteiligungs G.m.b.H.                                          GERMANY
B.B.W. Bayrische Bohrerwerke G.m.b.H.                             GERMANY
Black & Decker G.m.b.H.                                           GERMANY
DOM Sicherheitstechnik G.m.b.H. & Co. KG                          GERMANY
Emhart Deutschland G.m.b.H.                                       GERMANY
Flex-Elektrowerkzeuge GMBH                                        GERMANY
Masterfix Verbindungssysteme GMBH                                 GERMANY
Tucker G.m.b.H.                                                   GERMANY

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Black & Decker (Hellas) S.A.                                      GREECE
Black & Decker Hong Kong Limited                                  HONG KONG
Emhart Asia Limited                                               HONG KONG
Hangtech Limited                                                  HONG KONG
Baltimore Financial Services Company                              IRELAND
Baltimore Insurance Limited                                       IRELAND
Belco Investments Company                                         IRELAND
Black & Decker (Ireland)                                          IRELAND
Chesapeake Falls Holdings Company                                 IRELAND
Gamrie Limited                                                    IRELAND
Black & Decker Italia S.P.A.                                      ITALY
Fasteners & Tools, Ltd.                                           JAPAN
Nippon Pop Rivets & Fasteners Ltd.                                JAPAN
Black & Decker (Overseas) A.G.                                    LIECHTENSTEIN
Black & Decker Limited S.A.R.L.                                   LUXEMBOURG
Black & Decker Luxembourg S.A.R.L.                                LUXEMBOURG
Chesapeake Investments Company S.A.R.L.                           LUXEMBOURG
Black & Decker Macao                                              MACAO
Black & Decker Asia Pacific (Malaysia) Sdn. Bhd.                  MALAYSIA
Black & Decker (Malaysia) Sdn. Bhd.                               MALAYSIA
BD Power Tools Mexicana, S. de R.L. de C.V.                       MEXICO
Black & Decker de Reynosa S. de R.L. de C.V.                      MEXICO
Black & Decker HHI Mexico, S. de  R.L. de C.V.                    MEXICO
Black & Decker, S.A. de C.V.                                      MEXICO
DeWalt Industrial Tools, S.A. de C.V.                             MEXICO
Weiser Lock Mexico, S. De R.L. De C.V.                            MEXICO
Black & Decker (Nederland) B.V.                                   NETHERLANDS
Black & Decker Far East Holdings B.V.                             NETHERLANDS
Black & Decker Hardware Holdings B.V.                             NETHERLANDS
Black & Decker International Holdings B.V.                        NETHERLANDS
Black & Decker Overseas Holdings B.V.                             NETHERLANDS
Interfast B.V.                                                    NETHERLANDS
Masterfix Products B.V.                                           NETHERLANDS
Black & Decker (New Zealand) Limited                              NEW ZEALAND
Black & Decker (Norge) A/S                                        NORWAY
Emhart Sjong  A/S                                                 NORWAY
Black & Decker de Panama, S.A.                                    PANAMA
Black & Decker International Corporation                          PANAMA
Emhart Panama S.A.                                                PANAMA
Black & Decker Del Peru S.A.                                      PERU
Masterfix Poland                                                  POLAND
Black & Decker Asia Pacific Pte. Ltd.                             SINGAPORE
Emhart Fastening Teknologies Korea, Inc.                          SOUTH KOREA
Black & Decker Iberica S.Com por A.                               SPAIN

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Black & Decker Aktiebolag                                         SWEDEN
Emhart Teknik Akteibolag                                          SWEDEN
Black & Decker (Switzerland) S.A.                                 SWITZERLAND
DOM AG Sicherheitstechnik                                         SWITZERLAND
Emhart A.G.                                                       SWITZERLAND
Joinery Industrial Co., Ltd.                                      TAIWAN
Pentair Taiwan LLC                                                TAIWAN
Black & Decker (Thailand) Limited                                 THAILAND
Aven Tools Limited                                                UNITED KINGDOM
Bandhart                                                          UNITED KINGDOM
Bandhart Overseas                                                 UNITED KINGDOM
Black & Decker Finance                                            UNITED KINGDOM
Black & Decker International                                      UNITED KINGDOM
Black & Decker                                                    UNITED KINGDOM
Black & Decker Europe                                             UNITED KINGDOM
Emhart International Limited                                      UNITED KINGDOM
Masterfix Products U.K. Ltd.                                      UNITED KINGDOM
Masterfix UK Holdings Limited                                     UNITED KINGDOM
Tucker Fasteners Limited                                          UNITED KINGDOM
United Marketing (Leicester)                                      UNITED KINGDOM
Black & Decker de Venezuela, C.A.                                 VENEZUELA
Black & Decker Holdings de Venezuela, C.A.                        VENEZUELA